Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Spectra Energy Corp on Form S-8 of our report dated March 10, 2006 (March 31, 2006 as to the financial statement schedule listed in the Index at Item 15), relating to the consolidated financial statements and financial statement schedule of Duke Energy Field Services, LLC appearing in the Current Report on Form 8-K dated December 14, 2006 of Spectra Energy Corp.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 22, 2006